SCHEDULE 14C INFORMATION

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Pacific Life Funds

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PACIFIC LIFE FUNDS

PL SMALL-CAP GROWTH FUND

INFORMATION STATEMENT DATED JULY 14, 2014

This document (“Information Statement”) provides information concerning a new sub-adviser and a new sub-advisory agreement for the PL Small-Cap Growth Fund and is being sent on or about July 16, 2014 to the shareholders of record as of July 11, 2014.

We are not asking you for a proxy and you are requested not to send us a proxy.

I.    Introduction and Background

The Pacific Life Funds (the “Trust”) Board of Trustees (the “Board” or “Trustees”) approved a change in sub-adviser and a new sub-advisory agreement with respect to the PL Small-Cap Growth Fund (the “Fund”), effective May 1, 2014. Information regarding this change in sub-adviser was included in a supplement dated March 28, 2014 to the Trust’s prospectus for Class P Shares dated August 1, 2013, as supplemented. Under the Investment Company Act of 1940, as amended (the “1940 Act”), a change in sub-adviser requires shareholder approval of a new sub-advisory agreement; however, pursuant to an exemptive order issued to Pacific Life Insurance Company (“Pacific Life”) by the Securities and Exchange Commission (“SEC”) on October 13, 1999 and relied upon by the Trust and Pacific Life Fund Advisors LLC (“PLFA” or “Adviser”), in accordance with the terms of the exemptive order, PLFA and the Trust can hire, terminate, and replace, as applicable, sub-advisers and enter into new sub-advisory agreements (except, as a general matter, sub-advisers affiliated with PLFA) without shareholder approval. The additional information provided herein concerning the sub-adviser change is being provided pursuant to the requirements of the exemptive order.

At an in-person meeting on March 12, 2014, based upon a recommendation from PLFA, the Board, including all of the Trustees who are not “interested persons”, as that term is defined in the 1940 Act (Independent Trustees”), approved, effective May 1, 2014, a new Subadvisory Agreement with Lord, Abbett & Co. LLC (“Lord Abbett” or the “Sub-Adviser”) with respect to the PL Small-Cap Growth Fund (the “Lord Abbett Sub-Advisory Agreement”) and appointed Lord Abbett as the new sub-adviser for this Fund. In connection with this matter, also at the March 12, 2014 meeting, the Board terminated the sub-advisory agreement for the Fund with the prior sub-adviser upon the effectiveness of the Lord Abbett Sub-Advisory Agreement. Lord Abbett’s appointment as the sub-adviser and the Board’s approval of the Lord Abbett Sub-Advisory Agreement were made in accordance with the exemptive order issued by the SEC with regard to the Trust and did not require shareholder approval. In order to facilitate the sub-adviser change, a portion of the Fund’s holdings were sold and new investments purchased in accordance with recommendations by the new sub-adviser. PLFA and/or the Trust retained a transitioning agent in order to reduce transaction costs associated with the purchase and sale of portfolio holdings in connection with these transitions.

II.    Board Consideration of the New Sub-Advisory Agreement

In evaluating the Lord Abbett Sub-Advisory Agreement, the Board, including the Independent Trustees, considered the factors described below. Additionally, the Board considered the various screening processes that PLFA utilizes in reaching a recommendation for a new sub-adviser, including screening for qualified firms through the use of quantitative data and information gathered from independent third-party databases, as well as due diligence conducted by PLFA on the investment resources and personnel of a new sub-adviser and an assessment of the investment strategies used by a new sub-adviser. In addition, the Board reviewed the specific criteria and information evaluated by PLFA during the selection process of Lord Abbett, including another firm considered by PLFA, and PLFA’s analysis in reaching its conclusion to recommend Lord Abbett as the new sub-adviser. The Trustees also considered that PLFA has historically exercised diligence in monitoring the performance of the sub-advisers, and has recommended and taken measures to attempt to remedy relative underperformance by a Fund when PLFA and the Board believed appropriate.

In evaluating the Lord Abbett Sub-Advisory Agreement, the Board, including all the Independent Trustees, considered the following factors, among others:

A.    Nature, Extent and Quality of Services to be Provided

The Trustees considered the benefits to shareholders of retaining Lord Abbett as Sub-Adviser to the PL Small-Cap Growth Fund, particularly in light of the nature, extent, and quality of the services expected to be provided by Lord Abbett. In this regard, the Trustees considered various materials relating to the proposed Sub-Adviser, including copies of the proposed Lord Abbett Sub-Advisory Agreement; copies of Lord Abbett’s Form ADV; financial information; and other information deemed relevant to the Trustees’ evaluation, including comprehensive assessments from senior management of PLFA.

The Trustees considered that under the Lord Abbett Sub-Advisory Agreement, Lord Abbett would be responsible for providing the investment management services for the Fund’s assets, including investment research, advice and supervision, and determining which securities would be purchased or sold by the Fund. The Trustees considered the quality of the management services expected to be provided to the PL Small-Cap Growth Fund over both the short- and long-term, the organizational depth and resources of Lord Abbett, including the background and experience of Lord Abbett’s management and the expertise of the portfolio management team, as well as the investment strategies, processes and philosophy to be used with respect to the investment strategy.

In addition, the Trustees considered that the Trust’s CCO had reviewed the written compliance policies and procedures of Lord Abbett, including the assessment of its compliance program, as required under Rule 38a-1 of the 1940 Act, and its code of ethics, prior to the effectiveness of the new Lord Abbett Sub-Advisory Agreement. In making these assessments, the Trustees took note of the due diligence PLFA conducted with respect to Lord Abbett, and were aided by the assessment and recommendation of PLFA, the in-person presentation by Lord Abbett at a recent meeting of the Board and materials provided by Lord Abbett.

The Board concluded it was satisfied with the nature, extent and quality of the investment management services anticipated to be provided to the PL Small-Cap Growth Fund by Lord Abbett under the Lord Abbett Sub-Advisory Agreement.

B.    Performance

The Trustees considered PLFA’s efforts and process to search for and screen advisory firms that are qualified to manage a small-cap growth fund and PLFA’s identification of Lord Abbett to serve as Sub-Adviser with regard to the day-to-day investment activities of the PL Small-Cap Growth Fund. The Trustees considered factors concerning performance in connection with their consideration of this matter and in connection with approval of the related Lord Abbett Sub-Advisory Agreement, including the factors described below.

The Trustees considered information about the historical performance of a fund managed by the same Lord Abbett portfolio management team that would manage the PL Small-Cap Growth Fund using similar investment strategies (the “Comparable Performance”). The Trustees considered the Comparable Performance against a pertinent benchmark and against the applicable peer group for the six-month, one-, three-, five- and ten-year periods as of June 30, 2013. The Trustees also considered the Comparable Performance against a pertinent benchmark and an applicable peer group for the previous nine calendar years, and a 36-month moving average measure of risk-adjusted performance for the period from June 2009 through December 2013. The Trustees also considered information about the standard deviation and upside and downside capture ratios of the Comparable Performance.

The Trustees considered additional information about the historical performance of funds and accounts managed by Lord Abbett using similar investment strategies as those proposed for the PL Small-Cap Growth Fund against a pertinent benchmark for the one-, three-, five- and ten-year and since inception periods, as applicable, as of December 31, 2013. Additionally, the Trustees considered performance information presented by PLFA for another potential sub-adviser of the Fund. In addition, the Trustees considered the need for Lord Abbett to adhere to the Fund’s general investment mandate in order to function appropriately in the PL Portfolio Optimization Funds.

The Board determined that Lord Abbett’s performance record with respect to similarly managed accounts was acceptable.

C.    Advisory and Sub-Advisory Fees

The Trustees considered information regarding the comparative advisory fees charged under other investment advisory contracts of the Sub-Adviser with regard to other funds and accounts with substantially similar investment strategies as the PL Small-Cap Growth Fund. The Trustees also considered that the proposed sub-advisory fees payable to Lord Abbett under the Sub-Advisory Agreement contain breakpoints and are the same as the sub-advisory fees paid to the current sub-adviser. The Trustees considered that the advisory fee schedule would remain unchanged from the current fee schedule for the Fund.

In comparing the proposed fees to be paid by the PL Small-Cap Growth Fund to fees charged by Lord Abbett for other similarly managed funds, the Trustees noted that there were differences in the level of services proposed to be provided to the Fund by Lord Abbett, and that Lord Abbett represented that the proposed sub-advisory fee schedule for the Fund is commensurate with the scope of the management responsibilities and services to be provided by Lord Abbett for the Fund’s investment mandate.

The Trustees noted that the fee rates were the result of arms’-length negotiations between PLFA and Lord Abbett, and that the PL Small-Cap Growth Fund’s sub-advisory fees are paid by PLFA and are not paid directly by the PL Small-Cap Growth Fund. Additionally, the Trustees considered that there are certain costs associated with a sub-adviser change, but that the ongoing operating expenses paid by the shareholders were not expected to materially increase as a result of this sub-adviser change.

The Board concluded that the compensation payable under the Lord Abbett Sub-Advisory Agreement is fair and reasonable.

D.    Costs, Level of Profits and Economies of Scale

The Trustees considered firm-wide profitability information provided by Lord Abbett, as it relates to their sub-advisory business, and noted that it was difficult to accurately determine or evaluate the projected profitability of the Lord Abbett Sub-Advisory Agreement to Lord Abbett because it managed substantial assets and had multiple business lines and, further, that any such assessment would involve assumptions regarding its allocation policies, capital structure, cost of capital, business mix and other factors. The Trustees focused their consideration on other information provided in connection with this matter, given the arms’-length nature of the relationship between PLFA and Lord Abbett with respect to the negotiation of Fund sub-advisory fees, the fact that such fees are paid by PLFA and the fact that the projected profitability of the Lord Abbett Sub-Advisory Agreement to Lord Abbett is an estimate because it had not yet begun to manage the Fund.

The Board concluded that the PL Small-Cap Growth Fund’s fee structure reflected in the Lord Abbett Sub-Advisory Agreement is fair and reasonable.

E.    Ancillary Benefits

The Trustees received from PLFA and Lord Abbett information concerning other benefits that may be received by Lord Abbett and its affiliates as a result of their relationship with the PL Small-Cap Growth Fund, including commissions that may be paid to broker-dealers affiliated with the Sub-Adviser and the anticipated use of soft-dollars by the Sub-Adviser. In this regard, the Trustees noted that Lord Abbett represented that it does not anticipate utilizing an affiliated broker-dealer and that it anticipates using soft-dollar credits generated by Fund commissions. The potential benefits that may be derived by Lord Abbett from its relationship with the PL Small-Cap Growth Fund could include larger assets under management and reputational benefits, which are consistent with those generally derived by sub-advisers to mutual funds. The Trustees considered potential benefits to be derived by Lord Abbett from its relationship with the PL Small-Cap Growth Fund and that such benefits were consistent with those generally derived by sub-advisers to mutual funds or were otherwise not unusual.

F.    Conclusion

Based on their review, including the consideration of each of the factors referred to above, the Board found that: (i) the Lord Abbett Sub-Advisory Agreement is in the best interests of the PL Small-Cap Growth Fund and its shareholders; and (ii) the compensation payable under the Lord Abbett Sub-Advisory Agreement is fair and reasonable. No single factor was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

III.    The New Sub-Advisory Agreement

The Lord Abbett Sub-Advisory Agreement is substantially similar to the sub-advisory agreement with the prior sub-adviser. Lord Abbett, subject to the supervision of the Adviser, provides a continuous investment program for the Fund and determines the composition of the assets of the Fund, including the evaluation, investment, purchases and/or sales and reinvestment of the Fund’s assets in accordance with its investment goal, strategies, policies and restrictions. Lord Abbett bears all expenses incurred by it and its staff with respect to all activities in connection with the performance of the sub-advisory services under the Lord Abbett Sub-Advisory Agreement. The Fund is responsible for its own expenses including, but not limited to, investment advisory fees, administration fees, custody fees, brokerage and transaction expenses, fees for pricing services, registration fees and costs of regulatory compliance, and fees for professional services, including legal and auditing services. Except as may otherwise be required by the 1940 Act, other applicable laws, applicable regulations or other provisions of the Lord Abbett Sub-Advisory Agreement, Lord Abbett is not subject to any liability for, nor subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the Lord Abbett Sub-Advisory Agreement, except generally: (i) by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of, its obligations and/or duties under the Lord Abbett Sub-Advisory Agreement; (ii) by its breach of any provision of the Lord Abbett Sub-Advisory Agreement, including breach of any confirmation, representation, warranty or undertaking; (iii) that are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Trust or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Adviser, the Trust, or any affiliated person of the Trust by the Sub-Adviser or any affiliated person or agent or delegate of the Sub-Adviser’ or (iv) that are based upon a breach of the Sub-Adviser’s fiduciary duties to the Trust or violation of applicable law. The Lord Abbett Sub-Advisory Agreement will continue in effect for a period of two years from the effective date, and will continue from year to year thereafter, subject to approval annually by the Board or by the shareholders of the Fund and also, in either event, approval of a majority of the Independent Trustees. The Lord Abbett Sub-Advisory Agreement may be terminated without penalty at any time by any of the parties upon 60 days’ prior written notice to the other parties, and will terminate automatically in the event of its assignment as determined under the 1940 Act and any rules adopted by the SEC thereunder.

There was no change to the advisory fee rate paid by the PL Small-Cap Growth Fund to the Adviser in connection with the sub-adviser change. Additionally, there was no change to the sub-advisory fee rate paid by the Adviser to the Sub-Adviser in connection with the sub-adviser change. The fee rate under the Lord Abbett Sub-Advisory Agreement is referenced below:

Current Fee Schedule[1]
0.600% on first $100 million
0.450% on the next $150 million
0.400% on net assets over $250 million

[1]	When determining the breakpoint rate under the Lord Abbett Sub-Advisory Agreement, the average daily net assets of the PL Small-Cap Growth
Fund are aggregated with the average daily net assets of the Small-Cap Growth Portfolio, a series of Pacific Select Fund (“Combined Assets”), which is managed by Lord Abbett.

The sub-advisory fees were paid by the Adviser to the prior sub-adviser through April 30, 2014, pursuant to a sub-advisory agreement dated May 1, 2007, as amended. For the fiscal year April 1, 2013 through March 31, 2014, the Fund’s sub-advisory fees paid or owed by the Adviser to the prior sub-adviser totaled $250,831. For the Fund’s fiscal year ended March 31, 2014, the Fund did not pay any brokerage commissions to an affiliated broker of Lord Abbett.

IV.    Information Regarding Lord Abbett

Founded in 1929, Lord Abbett is one of the nation’s oldest mutual fund complexes with expertise across a full range of mutual funds, institutional and separately managed accounts. As of April 30, 2014, Lord Abbett’s total assets under management, including its affiliates, were approximately $139.6 billion including $1.5 billion for which Lord Abbett provides investment models to managed account sponsors. Lord Abbett’s address is 90 Hudson Street, Jersey City, NJ 07302.

Lord Abbett acts as investment adviser to the following registered investment companies (as of April 30, 2014) which have a similar investment objective to the Fund.

Fund Name	Net Assets	Compensation Rate	Waived/ Reduced
Lord Abbett Developing Growth Fund*	$3.5 billion	0.750% on first $100 million 0.500% over $100 million	No
Lord Abbett Series Fund – Developing Growth Portfolio*	$11.4 million	0.750% on the first $100 million 0.500% over $100 million	Yes**
Sub-advised Account	$60.2 million	0.500% on total net assets	No

*	Compensation rate does not include any non-management fee compensation for administrative services provided to Lord Abbett Funds under an administrative services agreement.
**	Lord Abbett waives all or a portion of its fees and/or reimburses expenses as necessary to limit total net annual operating expenses under separate expense limitation agreements in effect as of April 30, 2014 and through April 30, 2015.

As of April 30, 2014, Lord Abbett’s principal executive officer and occupation is:

Principal Executive Officer[1]	Principal Occupation
Daria L. Foster	Managing Partner

[1]	The business address for this individual with respect to the individual’s position at Lord Abbett is 90 Hudson Street, Jersey City, NJ 07302

No Officer or Trustee of the Trust is an officer, director or shareholder of Lord Abbett (including its affiliates).

Additional Information

Additional information about Lord Abbett is available in Pacific Life Funds’ Statement of Additional Information, as supplemented, a copy of which may be obtained by calling the appropriate number set forth below.

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The Trust’s annual report for the fiscal year ended March 31, 2014 and the Trust’s semi-annual report for the fiscal half-year ended September 30, 2013 were previously sent to shareholders. Both reports are available upon request without charge by contacting Pacific Life Funds by:

Regular mail:	Pacific Life Funds, P.O. Box 9768, Providence, RI 02940-9768
Express mail:	Pacific Life Funds, 4400 Computer Drive Westborough, MA 01581
Telephone:	(800) 722-2333 (select Option 2)
Website:	www.PacificLife.com/pacificlifefunds.htm

To help reduce expenses, environmental waste and the volume of mail you receive, only one copy of this Information Statement may be sent to shareholders who share the same household address (“Householding”). You may elect to not participate in Householding by contacting the Trust through one of the methods provided above. If you are not currently participating in Householding, you may elect to do so by writing to the Trust.

The Trust’s investment adviser is PLFA, and its administrator is Pacific Life. Both are located at 700 Newport Center Drive, Newport Beach, CA 92660.

The Trust’s distributor is Pacific Select Distributors, Inc., 700 Newport Center Drive, P.O. Box 9000, Newport Beach, CA 92660.

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